UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         October 4, 2010

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of Senior Secured Notes; Indenture

On October 4, 2010, Stoneridge, Inc. (the “Company”) issued $175.0 million aggregate principal amount of 9.5% Senior Secured Notes due 2017 (the “New Notes”) at an issue price of 100% of the principal amount thereof, in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (“Securities Act”), and to persons outside the United States under Regulation S under the Securities Act.  The New Notes are guaranteed by two of the Company’s wholly-owned subsidiaries, Stoneridge Electronics, Inc. and Stoneridge Control Devices, Inc. (together, the “Guarantors”).  The New Notes were issued pursuant to the Senior Secured Notes Indenture dated as of October 4, 2010 (the “Indenture”) among the Company and the Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent.

Proceeds from the issuance of the New Notes, together with available cash of the Company, will be used to purchase or redeem all of the Company’s outstanding 11.5% Senior Notes due 2012.

The New Notes bear interest at the rate of 9.5% per annum, which accrues from October 4, 2010 and is payable semiannually on April 15 and October 15 of each year, commencing on April 15, 2011.  The New Notes mature on October 15, 2017, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The New Notes are senior secured obligations of the Company, and are guaranteed on a senior secured basis by the Guarantors.

The New Notes are secured by (i) first priority liens, subject to permitted liens and to certain exceptions, in substantially all of the Company’s and the Guarantors’ domestic assets, other than those assets in which first priority liens were previously granted to secure the Company’s and the Guarantors’ obligations in respect of the existing revolving credit facility (including, accounts receivable, inventory, chattel paper, investment property and security entitlements consisting of cash equivalents, certain deposit accounts and securities accounts and all cash, checks and other property held therein) (the “ABL Collateral”), including the property, plant and equipment now owned or hereafter acquired by us and the Guarantors and equity interests in the Company’s direct wholly owned domestic and foreign subsidiaries and Brazilian joint venture, and (ii) second priority liens, subject to permitted liens, in the ABL Collateral.

The New Notes are subject to redemption, in whole or in part, at the option of the Company, on or after October 15, 2014 at the redemption prices specified in the Indenture.  The Company also has the right to redeem (i) up to 10% of the New Notes prior to October 15, 2014 at the redemption price set forth in the Indenture, (ii) up to 35% of the New Notes from the proceeds of certain equity offerings prior to October 15, 2013 at the redemption price set forth in the Indenture, and (iii) some or all the New Notes prior to October 15, 2014 at a redemption price that includes a “make-whole” premium.  If the Company experiences specific kinds of changes in control then the Company must offer to repurchase the New Notes on the terms set forth in the Indenture.

The Indenture contains certain covenants that, among other things, limit the Company’s ability to incur, assume or guarantee additional indebtedness; issue redeemable stock and preferred stock; pay dividends or distributions or redeem or repurchase capital stock; prepay, redeem or repurchase debt that is junior in right of payment to the New Notes;  make loans, investments and capital expenditures; incur liens; engage in sale/leaseback transactions; restrict dividends, loans or asset transfers from the Company’s subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; consolidate or merge with or into, or sell substantially all of the Company’s assets to, another person; enter into transactions with affiliates; and enter into new lines of business. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its subsidiaries, all outstanding New Notes will become due and payable immediately without further action or notice.

The foregoing description of the New Notes and the Indenture is qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 4.1 and incorporated herein by reference.

Cash Tender Offer and Consent Solicitation for the Company’s 11.5% Senior Notes Due 2012; Supplement to Indenture Governing the Company’s 11.5% Senior Notes Due 2012

On October 4, 2010, the Company accepted for purchase $109,733,000 of its 11.5% Senior Notes due 2012 (the “Old Notes”) tendered by holders pursuant to a cash tender offer and consent solicitation commenced by the Company on September 20, 2010.  The offer and solicitation were conducted upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 20, 2010 (the “Statement”), and in the related Letter of Transmittal and Consent.  Concurrently with the tender offer, and on the terms and subject to the conditions set forth in the Statement, the Company solicited consents of holders of the Old Notes that eliminated most of the restrictive covenants and certain of the events of default contained in the indenture governing the Old Notes.  The consent payment deadline was 5:00 p.m., New York City time, on October 1, 2010 (the “Consent Payment Deadline”), and the tender offer will expire at 11:59 p.m., New York City time, on October 18, 2010 (such time and date, as it may be extended, the “Expiration Time”).

The total consideration for each $1,000 principal amount of Old Notes validly tendered at or before the Consent Payment Deadline and purchased pursuant to the tender offer was $1,002.50.  Holders validly tendering Notes after the Consent Payment Deadline but at or before the Expiration Time will be eligible to receive only the tender offer consideration of $1,000 per $1,000 principal amount of Old Notes, namely an amount equal to the total consideration less the consent payment.  In addition, holders whose Old Notes are purchased in the tender offer will receive accrued and unpaid interest in respect of their purchased Old Notes from the last interest payment date to, but not including, the applicable payment date for the Old Notes.

The Company had reserved the right, at any time following the Consent Payment Deadline but prior to the Expiration Time (the “Early Acceptance Date”), to accept for purchase all Notes validly tendered and not validly withdrawn before the Early Acceptance Date.  The Company has elected to exercise this option and the Company will pay promptly the consideration payable on the Old Notes tendered before Consent Payment Deadline.

Also, the Company announced that based on the amount of Old Notes tendered, the Company has received the requisite consents to adopt the proposed amendments to the indenture governing the Old Notes.  A supplemental indenture giving effect to the amendments has been executed and delivered.  The amendment to the indenture has eliminated most of the restrictive covenants and certain of the events of default contained in the indenture.

Effective as of October 4, 2010, the Old Notes indenture was amended as follows:

1.	The covenant limiting the Company’s ability to incur additional indebtedness was deleted in its entirety.

2.	The covenant limiting the Company’s ability to make certain restricted payments was deleted in its entirety.

3.	The covenant requiring the Company to maintain its corporate existence was deleted in its entirety.

4.	The covenant requiring payment of taxes and other claims was deleted in its entirety.

5.	The covenant requiring maintenance of property and insurance was deleted in its entirety.

6.	The covenant requiring compliance with certain laws was deleted in its entirety.

7.	The covenant requiring the Company to provide reports to holders was deleted in its entirety.

8.	The covenant related to waiver of stay, extension, or usury laws was deleted in its entirety.

9.	The covenant limiting the Company’s ability to make certain distributions from restricted subsidiaries was deleted in its entirety.

10.	The covenant limiting the Company’s ability to issue capital stock of restricted subsidiaries was deleted in its entirety.

11.	The covenant limiting the Company’s ability to have its property encumbered by liens was deleted in its entirety.

12.	The covenant limiting the Company’s ability to enter into certain transaction with affiliates was deleted in its entirety.

13.	The covenant limiting the Company’s ability to designate unrestricted subsidiaries was deleted in its entirety.

14.	Provisions limiting the Company’s ability to incur debts and related to the absence of events of default after giving effect to mergers or transfers of assets were deleted in their entirety.

15.
The default provisions were amended to (i) delete references in the events of default to the provisions modified by the amendments referred to above and (ii) eliminate the events of default related to the failure to pay or acceleration of indebtedness greater than $20,000,000 and related to judgments or decrees for payments of greater than $20,000,000 remaining outstanding for periods of 60 consecutive days.

The foregoing description of the supplemental indenture is qualified in its entirety by reference to the copy of the supplemental indenture attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 8.01       Other Events.

On October 4, 2010, the Company issued a press release announcing the early acceptance of tenders subject to the terms and conditions of the offer.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Senior Secured Notes Indenture
4.2	Old Notes Supplemental Indenture
99.1	Press release dated October 4, 2010, announcing acceptance of early tender offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: October 5, 2010	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

4.1	Senior Secured Notes Indenture
4.2	Old Notes Supplemental Indenture
99.1	Press release dated October 4, 2010, announcing acceptance of early tender offer